Exhibit 8.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

April 15, 2016

MGM Growth Properties LLC 3950 Las Vegas Boulevard South Las Vegas, Nevada 89119

Ladies and Gentlemen:

We have acted as special tax counsel to MGM Growth Properties LLC, a Delaware limited liability company (“MGM Growth”), in connection with (i) the initial public offering (the “IPO”) of the Class A shares representing limited liability company interests in MGM Growth (the “MGM Growth Shares”), (ii) the contribution of the IPO proceeds by MGM Growth to MGM Growth Properties Operating Partnership LP, a newly formed Delaware limited partnership (the “Operating Partnership”), in exchange for limited partnership interests therein, (iii) the contribution of the indirect ownership interests in certain real estate assets (the “Contributed Properties”) by certain subsidiaries (the “MGM Subsidiaries”) of MGM Resorts International (“MGM”) to the Operating Partnership pursuant to a master contribution agreement (the “Master Contribution Agreement”) in exchange for limited partnership interests therein, (iv) the registration of the MGM Growth Shares pursuant to the Registration Statement on Form S-11 (Registration No. 333-210322), as amended or supplemented through the date hereof (the “Registration Statement”), of MGM Growth, including the prospectus forming a part thereof, and (v) the leasing back of the Contributed Properties to a subsidiary of MGM pursuant to a master lease agreement (the “Master Lease” and the transactions described in clauses (i) through (v), collectively, the “Transaction”). At your request, we are rendering our opinion concerning (i) certain U.S. federal income tax matters related to MGM Growth’s qualification for U.S. federal income tax purposes as a real estate investment trust (a “REIT”) as defined under Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the information in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations.” Each capitalized term not otherwise defined herein has the meaning ascribed to such term in the Registration Statement.

In providing our opinion, we have examined (i) the Master Contribution Agreement, (ii) the Master Lease, (iii) the opinion of a tax advisor provided to MGM Growth regarding the characterization of the Master Lease as a true lease for U.S. federal income tax purposes (the “True Lease Opinion”), (iv) the other documents executed by MGM Growth, MGM or their applicable affiliates or subsidiaries in connection with the Transaction (collectively, with the Master Contribution Agreement, the Master Lease and the True Lease Opinion, the “Transaction Documents”), (v) the Registration Statement, (vi) the representation letter of MGM Growth, dated as of the date hereof and delivered to us for purposes of this opinion (the “Representation Letter”), (vii) the Amended and Restated Limited Liability Company Agreement of MGM Growth among MGM and the other parties thereto as provided therein, (viii) the Amended and Restated Agreement of Limited Partnership of the Operating Partnership among MGM Growth Properties OP GP LLC, a Delaware limited liability company, MGM Growth, and the MGM Subsidiaries, and (ix) such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinions set forth herein.

In addition to the assumptions set forth in the Representation Letter, we have assumed, with your consent, that: (i) all documents submitted to us as originals are authentic, all documents submitted to us

MGM Growth Properties LLC

as copies conform to the original documents and all relevant documents have been or will be duly and validly executed in the form presented to us, (ii) the Transaction has been or will be consummated in accordance with the provisions of the Transaction Documents and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (iii) the factual statements concerning the Transaction and the parties thereto set forth in the Transaction Documents and the Registration Statement are true, complete and correct and the Registration Statement is true, complete and correct, (iv) the factual statements, representations and covenants (which statements, representations and covenants we have neither investigated nor verified) made by MGM Growth in the Representation Letter are true, complete and correct, (v) any such statements and representations made in the Representation Letter that are qualified by the knowledge or belief of any person, or materiality or with comparable qualification are and will be true, complete, and correct as if made without such qualification, (vi) MGM Growth, the Operating Partnership, MGM, and their respective subsidiaries will treat the Transaction and certain related transactions for U.S. federal income tax purposes in a manner consistent with the opinions set forth below and in the True Lease Opinion, (vii) all applicable reporting requirements have been or will be satisfied, and (viii) no action will be taken by MGM Growth, the Operating Partnership or any of their respective subsidiaries after the date hereof that would have the effect of materially altering the facts upon which the opinions set forth below are based. If any of the above described assumptions is untrue for any reason, or if the Transaction is consummated in a manner that is different from the manner described in the Transaction Documents or the Registration Statement, our opinion as expressed below may be adversely affected. We have not made an independent investigation of all of the facts, statements, representations and covenants set forth in the Representation Letter, the Registration Statement, or in any other document. In addition, we note that MGM Growth and the Operating Partnership may engage in transactions in connection with which we have not provided tax advice and have not reviewed, and of which we may be unaware.

Based upon and subject to the foregoing, it is our opinion that, (i) commencing with its taxable year ending December 31, 2016, under applicable U.S. federal income tax law as of the date hereof, MGM Growth has been organized in conformity with the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes, and MGM Growth’s proposed method of operation, as set forth in the Representation Letter, will enable MGM Growth to continue to satisfy the requirements for such qualification and taxation, and (ii) the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such discussion constitutes statements of U.S. federal income tax law or legal conclusions, has been reviewed by us and is correct and accurate in all material respects.

In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and Regulations by the courts and the Internal Revenue Service (the “IRS”), all as they exist on the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A change that is made after the date hereof in any of the foregoing could adversely affect the conclusions set forth herein. In addition, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

MGM Growth Properties LLC

MGM Growth’s continued qualification and taxation as a REIT depends upon its ability to meet, through actual, annual operating results, certain requirements, including requirements relating to asset ownership, income classification, distribution levels and diversity of beneficial ownership, and the various qualification tests imposed under the Code, the results of which will not be reviewed by us. Accordingly, no assurance can be given that the actual results of MGM Growth’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

Our opinion does not preclude the possibility that MGM Growth may have to utilize one or more of the various “savings provisions” under the Code that would permit MGM Growth to cure certain violations of the requirements for qualification and taxation as a REIT. Utilizing such savings provisions could require MGM Growth to pay significant penalty or excise taxes.

We express no opinion on any issue relating to MGM Growth or any investment therein or with respect to any other U.S. federal tax matters or any issues arising under the tax laws of any other country, or any state or locality, other than as expressly stated above. This opinion is expressed as of the date hereof, and we are under no obligation to, and we do not intend to, supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

This opinion has been prepared for MGM Growth, and except as provided in the next paragraph, it may not be used or relied upon by anyone else other than MGM Growth, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted in whole or in part, reproduced, cited or otherwise referred to without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Weil, Gotshal & Manges LLP in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP